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                                                                    EXHIBIT 5




                                  May 17, 1996




Board of Directors
Palmer Wireless, Inc.
12800 University Drive
Fort Myers, FL  33907-5333

Members of the Board of Directors:

         This firm has acted as special counsel to Palmer Wireless, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (File No. 333-00122) and all pre-effective amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,750,000 shares of the Company's Class A Common Stock, par value $0.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.      An executed copy of the Registration Statement.

         2. The Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware on May 15, 1996, and by the Assistant
                 Secretary of the Company on the date hereof as then being complete and accurate and in effect.

         3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.





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Board of Directors
May 17, 1996
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         4.      The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Goldman, Sachs & Co., Salomon Brothers Inc and
                 Wheat First Butcher Singer will act as representatives, filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

         5. Resolutions of the Board of Directors of the Company adopted at meetings or by unanimous written consent on December 29, 1995 and January 30, 1996, as certified by the Assistant Secretary of the Company on May 16, 1996 as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         6. A certificate dated May 16, 1996 of the Vice President and Assistant Secretary of the Company as to certain facts relating to the Company.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photstatic or reproduced copies. We have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt of the consideration for the Shares





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Board of Directors
May 17, 1996
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specified in the resolutions of the Board of Directors and the Pricing
Committee of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                       Very truly yours,

                                       /s/ HOGAN & HARTSON L.L.P.

                                       HOGAN & HARTSON L.L.P.